UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

Valeritas Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-198807	46-5648907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code) +1-908-927-9920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement

As previously disclosed, on May 3, 2016, Valeritas, Inc., a Delaware corporation and a wholly-owned subsidiary of Valeritas Holdings, Inc., a Delaware corporation (the “Company”) entered into: (i) a Second Amended and Restated Term Loan Agreement with Capital Royalty Partners II L.P., Capital Royalty Partners II—Parallel Fund “A” L.P., Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II – Parallel Fund “B” (Cayman) L.P., and Capital Royalty Partners II (Cayman) L.P. (collectively referred to as “CRG”) and (ii) an Amended and Restated Note with WCAS Capital Partners IV, L.P. (“WCAS” and, together with CRG, the “Lenders”), relating to borrowings by the Company in an aggregate amount of $55 million (the “Outstanding Debt Amount”).

On February 14, 2017, the Company and the Lenders entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Lenders agreed to convert approximately half of the Outstanding Debt Amount held by each of them, for a total of $27.5 million (the “Conversion Amount”), into shares of the Company’s to-be-created Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a conversion price equal to the public offering price per share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), sold pursuant to the Company’s Registration Statement on Form S-1, filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 6, 2017 (File No.: 333-215897). Such conversion is referred to as the “Conversion.”

Registration Rights Agreement

Contemporaneously with the execution of the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Lenders (the “Registration Rights Agreement”) pursuant to which the Company has agreed, at the election of the holders of a majority of the Registrable Securities (as defined in the Registration Right Agreement) then outstanding at any time at least 90 days after the closing of the Conversion, to file a registration statement (the “Resale Registration Statement”) with the SEC within 90 days after the initial request to register 100% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock. Pursuant to the Registration Rights Agreement, the Company is required to use commercially reasonable efforts to have the Resale Registration Statement declared effective by the SEC as soon as practicable after the initial request and to use commercially reasonable efforts to keep the Resale Registration Statement effective until the date on which all securities under the Resale Registration Statement cease to be Registrable Securities, as set forth in the Registration Rights Agreement.

Certificate of Designation; Description of Series A Preferred Stock

In connection with the execution and delivery of the Purchase Agreement and Registration Rights Agreement, the Company intends to file with the Secretary of State of Delaware prior to the Conversion a certificate of designation (the “Certificate of Designation”), setting forth the rights, preferences and privileges of the Series A Preferred Stock.

The shares of Series A Preferred Stock will be convertible at the option of the holder at any time into shares of Common Stock at a conversion rate determined by dividing the Series A Original Issue Price by the Series A Conversion Price (both as defined in the Certificate of Designation) in effect at the time of conversion. This formula initially results in a one-to-one conversion ratio. The Series A Conversion Price is subject to adjustment for stock splits and the like subsequent to the date of issuance of the Series A Preferred Stock. On or after January 1, 2021, at the Company’s option, if the Company has achieved an average market capitalization of at least $300 million for its most recent fiscal quarter, the Company may elect to automatically convert all of the outstanding shares of Series A Preferred Stock into Common Stock.

The holders of shares of Series A Preferred Stock are entitled to receive annual dividends at a rate of $8 per every $100 of Series A Preferred Stock, payable either in cash or in shares of Common Stock, at each holder’s election. The shares of Series A Preferred Stock have no voting rights. The Company has the right to redeem all or less than all of the Series A Preferred Stock, at any time, at a price equal to the Series A Conversion Price, as adjusted, plus any accrued but unpaid dividends.

In the event of a Deemed Liquidation Event (as defined in the Certificate of Designation) the holders of Series A Preferred Stock are eligible to receive the greater of (i) the Conversion Amount plus accrued but unpaid dividends or (ii) what they would have received as a holder of Common Stock had they converted their shares of Series A Preferred Stock into shares of Common Stock immediately prior to the Deemed Liquidation Event.

To the extent permitted under Delaware law, the holders of shares of Series A Preferred Stock have the right to prevent the Company from liquidating, dissolving, amending its governing documents in a manner that affects the rights of the Series A Preferred Stock, authorizing shares of capital stock on parity or senior to the Series A Preferred Stock, or issuing any shares of Series A Preferred Stock to any individual, entity or person other than CRG or WCAS.

The foregoing summaries of the Purchase Agreement, Registration Rights Agreement, and Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Registration Rights Agreement and Certificate of Designation, which are filed as exhibits to this current report on Form 8-K and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 21, 2017, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2016. The Company is furnishing a copy of the press release, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information included in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.2 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference

Item 3.02 Unregistered Sales of Equity Securities

The proposed issuance of shares of Series A Preferred Stock pursuant to the Purchase Agreement will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering. The information contained in Item 1.01 above regarding the Series A Preferred Stock is incorporated herein by reference into this Item 3.02.

Item 3.03 Material Modification to the Rights of Security Holders

The information contained in Item 1.01 above regarding the Certificate of Designation and Series A Preferred Stock is incorporated herein by reference into this Item 3.03.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in Item 1.01 above regarding the Certificate of Designation is incorporated herein by reference into this Item 5.03.

Item 8.01. Other Events

Debt Conversion Press Release

On February 15, 2017, the Company issued a press release titled “Valeritas and its Secured Creditors Agree to Convert $27.5 Million of Debt into Preferred Stock.” A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference into this Item 8.01.

Amendment to Term Loan

As previously disclosed by the Company in its Current Report on Form 8-K, filed with the SEC on February 9, 2017 (File No. 333-198807), the Company and CRG entered into an Amendment No. 1 to Second Amended and Restated Term Loan Agreement (the “Amendment”). In clarification of its prior disclosure, the disclosure of the terms of the Amendment is restated as follows:

The Amendment (i) extends the interest only-period of the Loan Agreement by one year to March 31, 2022 from March 31, 2021; (ii) extends the time required prior to the initial required cash interest payments by one year to June 30, 2019 from June 30, 2018; (iii) extends the deadline for full payment under the Loan Agreement to March 31, 2022 from March 2021, and (iii) reduces the Company’s minimum cash and cash equivalent requirements to $2,000,000 from the previous requirement of $5,000,000 under the Loan Agreement, except that if the Company does not consummate an underwritten public offering of at least $40,000,000 in gross proceeds by December 31, 2017, then the minimum cash covenant reverts back to $5,000,000. A copy of the Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01. Exhibits

(d)	Exhibits.

3.1	Form of Certificate of Designation of Series A Convertible Preferred Stock of Valeritas Holdings, Inc.

10.1	Series A Preferred Stock Purchase Agreement, dated as of February 14, 2017, by and among the Company, CRG and WCAS.

10.2	Registration Rights Agreement, dated as of February 14, 2017, by and among the Company, CRG and WCAS.

10.3	Amendment No. 1 to Second Amended and Restated Term Loan Agreement, dated as of February 9, 2017, by and among the Company, CRG and WCAS.

99.1	Press release issued by the Company on February 15, 2017 titled “Valeritas and its Secured creditors Agree to Convert $27.5 Million of Debt into Preferred Stock”.

99.2	Press release issued by the Company on February 21, 2017 titled “Valeritas Reports Fourth Quarter and Full Year 2016 Financial Results”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERITAS HOLDINGS, INC.

Date: February 21, 2017	By:	/s/ John Timberlake
	Name:	John Timberlake
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Designation of Series A Convertible Preferred Stock of Valeritas Holdings, Inc.

10.1	Series A Preferred Stock Purchase Agreement, dated as of February 14, 2017, by and among the Company, CRG and WCAS.

10.2	Registration Rights Agreement, dated as of February 14, 2017, by and among the Company, CRG and WCAS.

10.3	Amendment No. 1 to Second Amended and Restated Term Loan Agreement, dated as of February 9, 2017, by and among the Company, CRG and WCAS.

99.1	Press release issued by the Company on February 15, 2017 titled “Valeritas and its Secured creditors Agree to Convert $27.5 Million of Debt into Preferred Stock.”

99.2	Press release issued by the Company on February 21, 2017 titled “Valeritas Reports Fourth Quarter and Full Year 2016 Financial Results”.